Exhibit 99.3

REVOCABLE PROXY
PLEASE MARK VOTES AS IN THIS EXAMPLE
BAY NET FINANCIAL, INC. Bel Air, Maryland

SPECIAL MEETING OF SHAREHOLDERS
September 14, 2006

The undersigned hereby appoints ___________, _________ and ____________ with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Bay Net Financial, Inc.. which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at the main office of Bay Net Financial located at 126 North Main Street, Bel Air, Maryland, on Thursday, September 14, 2006, at 4:00 P.M. Eastern Standard Time (the “Special Meeting”), and at any and all adjournments thereof, as follows:

1. The approval of the Agreement and Plan of Merger dated as of March 30, 2006, between Sterling Financial Corporation and Bay Net Financial, Inc., which provides, among other things, for the merger of Bay Net Financial with and into Sterling, and the conversion of each share of Bay Net Financial common stock outstanding immediately prior to the merger into cash, whole shares of Sterling common stock with cash in lieu of fractional shares or a combination of cash and shares of Sterling common stock, all as described in the accompanying documents.

		FOR	AGAINST	ABSTAIN

2. The approval of the adjournment of the Special Meeting, if necessary, to permit Bay Net Financial to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Agreement and Plan of Merger.

		FOR	AGAINST	ABSTAIN

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

▲ Detach above card, date, sign and mail in postage-paid envelope provided. ▲
BAY NET FINANCIAL, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the above signed be present and elect to vote at the Special Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his or her proxy by filing a subsequent proxy or notifying the Secretary of Bay Net Financial, Inc. of his or her decision to terminate his or her proxy.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting and a Proxy Statement dated ________, 2006.

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.